UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — November 12, 2013

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, New York, New York 10151

(Address of principal executive offices and zip code)

(646) 429-1800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 8.01.	Other Events.

Commencement of Private Placement

On November 12, 2013, MDC Partners Inc. (the “Company”) commenced a private placement of an additional $100 million aggregate principal amount of its senior notes due 2020 (the “Notes”). The Notes are expected to be issued under our existing Indenture (the “Indenture”) governing the 6.75% Senior Notes due 2020 that the Company issued on March 20, 2013 (the “Existing Notes” and, together with the Notes, the “Senior Notes”) as supplemented by a supplemental indenture, among the Company, the note guarantors and The Bank of New York Mellon, as trustee (the “Supplemental Indenture”). Upon completion of this private placement, the aggregate principal amount of outstanding Senior Notes will be $650 million. The Company intends to use the net proceeds of this private placement for general corporate purposes. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Senior Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and therefore may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Senior Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. This announcement does not constitute an offer to sell or the solicitation of an offer to buy Senior Notes in any jurisdiction in which such an offer or sale would be unlawful.

Item 1.01	Entry Into a Material Agreement

Amendment to Senior Secured Revolving Credit Facility

On November 8, 2013, the Company entered into a consent and amendment (the “Amendment”) to its senior secured revolving credit facility, dated March 20, 2013 (the “Credit Facility”), among the Company and lenders party thereto. The Amendment provides, among other things, that the Company is permitted to make payments relating to outstanding stock appreciation awards without limiting payments to other parties under the restricted payment basket under the Credit Facility. The Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

Under the Indenture, the Company is subject to covenants that are calculated using Covenant EBITDA (as referred to below).

“EBITDA,” a measure used by management to evaluate ongoing performance, refers to operating profit (loss) plus (i) depreciation and amortization, (ii) non-cash stock-based compensation, (iii) acquisition deal costs, (iv) deferred acquisition consideration adjustments; and (v) profit distributions from affiliates. “Covenant EBITDA” is defined as EBITDA adjusted for certain pro forma and one-time adjustments as described in the Indenture that will govern the Senior Notes. Both EBITDA and operating profit (loss) include 100% of consolidated operating profit (loss) for subsidiaries that are not wholly owned by the Company.

The terms EBITDA and Covenant EBITDA are not defined under U.S. GAAP, are not measures of operating profit, operating performance or liquidity presented in accordance with U.S. GAAP and are subject to important limitations. These measures do not have standardized meanings prescribed by U.S. GAAP and, therefore, may not be comparable to similarly titled measures presented by other publicly traded companies, nor should they be construed as alternatives to other titled measures determined in accordance with U.S. GAAP. The Company believes that the presentation of EBITDA and Covenant EBITDA enhances an investor’s understanding of the Company’s financial performance. The Company believes that EBITDA and Covenant EBITDA are useful financial metrics to assess its operating performance from period to period by excluding certain items that the Company believes are not representative of its core business. The Company also believes EBITDA and Covenant EBITDA are useful tools to assess the comparability between periods of its ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because EBITDA and Covenant EBITDA eliminate depreciation and amortization expense.

A reconciliation of operating profit (loss), the most directly comparable U.S. GAAP measure, to EBITDA and Covenant EBITDA for the periods indicated is as follows:

	Year Ended December 31,			Nine Months ended September 30,		Twelve Months Ended September 30,
(Dollars in Thousands)	2010	2011	2012	2012	2013	2013
				(unaudited)		(unaudited)
Operating profit (loss)	$31,534	$11,887	$(15,531)	$(8,771)	$39,753	$32,993
Plus:
Depreciation and amortization	$34,158	$39,675	$45,819	$35,615	$28,455	$38,659
Non-cash Stock based compensation(1)	$16,507	$23,657	$32,197	$26,370	$36,690	$42,517
Acquisition deal costs	$4,025	$3,819	$3,364	$2,481	$1,438	$2,321
Deferred acquisition consideration adjustments	$(778)	$12,849	$53,027	$20,126	$5,400	$38,301
Profit distributions from affiliates	$4,157	$1,065	$1,288	$542	$3,244	$3,990
EBITDA	$89,603	$92,952	$120,164	$76,363	$114,980	$158,781
Pro forma adjustments(2)	$36,284	$14,012	$10,661	N/A	N/A	$12,428
One-time adjustments(3)	$(749)	$2,968	$4,369	N/A	N/A	$4,308
Covenant EBITDA	$125,138	$109,932	$135,194	N/A	N/A	$175,517

______

(1)	At September 30, 2013, stock-based compensation included $22,180 relating to the potential cash settlement of the Company’s outstanding stock appreciation rights (SARs).

(2)	For the year ended December 31, 2010, consists of $19.8 million relating to the effect of acquisitions consummated in 2010, as if they were consummated on January 1, 2010, and $16.5 million of operating expense reductions or other operating improvements or synergies from such acquisitions. For the year ended December 31, 2011, consists of $10.0 million relating to the effect of acquisitions consummated in 2011, as if they were consummated on January 1, 2011, and $4.0 million of operating expense reductions or other operating improvements or synergies for such acquisitions. For the year ended December 31, 2012, consists of $7.8 million relating to the effect of acquisitions consummated in 2012, as if they were consummated on January 1, 2012, and $2.9 million of operating expense reductions or other operating improvements or synergies for such acquisitions. For the twelve months ended September 30, 2013, consists of $0.8 million relating to the effect of acquisitions consummated in 2013, as if they were consummated on January 1, 2013, and $11.7 million of operating expense reductions or other operating improvements or synergies for such acquisitions.

(3)	For the year ended December 31, 2010, consists of a legal settlement credit of $0.7 million. For the year ended December 31, 2011, consists of one-time severance costs of $2.5 million and legal settlement costs of $0.4 million. For the year ended December 31, 2012, consists of one-time severance costs of $4.1 million and legal settlement costs of $0.3 million. For the twelve months ended September 30, 2013, consists of one-time severance costs of $3.1 million and legal settlement costs of $1.2 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Consent and First Amendment, with an effective date of November 8, 2013, to Amended and Restated Credit Agreement, dated as of March 20, 2013, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto.

99.1	Text of press release issued by MDC Partners Inc. on November 12, 2013 regarding the commencement of private placement of the Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: November 12, 2013	MDC Partners Inc.

	By:	/s/ Mitchell Gendel__________
Name: Mitchell Gendel
Title:General Counsel & Corporate Secretary